Exhibit 99.1
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                                   FOOTNOTES
                                   ---------

(1) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse (the "Bank"), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the "Investment Banking division"), the Alternative Investments business (the "AI Business") within the Asset Management division (the "Asset Management division") and the U.S. private client services business (the "U.S. PCS Business") within the Private Banking division (the "Private Banking division") (the "Reporting Person"). The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person's principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. ("CS Hldgs USA Inc"), a Delaware corporation. The address of CS Hldgs USA Inc's principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. ("CS USA Inc"), a Delaware corporation and holding company. The address of the principal business and office of CS USA Inc is Eleven Madison Avenue, New York, New York 10010.

Each of DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership ("DLJMB Partners III"), DLJ Offshore Partners III, C.V., a Netherlands Antilles limited partnership ("Offshore III"), DLJ Offshore Partners III-1, C.V., a Netherlands Antilles limited partnership ("Offshore III-1"), DLJ Offshore Partners III-2, C.V., a Netherlands Antilles limited partnership ("Offshore III-2"), DLJ Merchant Banking Partners III GmbH & Co. KG, a German limited partnership ("Partners III GmbH"), Millennium Partners II, L.P., a Delaware limited partnership ("Millennium") and MBP III Plan Investors, L.P., a Delaware limited partnership ("MBP III") (collectively, the "Investing Entities"), makes investments for long-term appreciation. MB III Inc. is (i) the advisory general partner of each of Offshore Partners III, Offshore Partners III-1, and Offshore Partners III-2 and (ii) the managing general partner of DLJMB Partners III and Millennium. DLJ Merchant Banking III, L.P., a Delaware limited partnership ("DLJMB III"), is (i) the associate general partner of each of Offshore Partners III, Offshore Partners III-1, Offshore Partners III-2 and Millennium and (ii) the managing limited partner of Partners III GmbH. DLJ LBO Plans Management Corporation II, a Delaware corporation ("DLJ LBO"), is the general partner of MBP III. Each of MB III Inc., DLJMB III, the Investing Entities and DLJ LBO is an indirect subsidiary of CS Hldgs USA Inc. The address of the principal business and office of each of the Investing Entities, DLJMB III and DLJ LBO is Eleven Madison Avenue, New York, New York, 10010.

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products. The Bank is comprised of the Investment Banking division, the Asset Management division and the Private Banking division. The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide. The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the "Traditional AM Business") and the Private Banking division (other than the U.S. PCS Business) (the "Non-U.S. PB Business")) may beneficially own securities to which this Form 4 relates (the "Shares") and such Shares are not reported in this Form 4. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

(2) Includes 1,746,032 shares of Common Stock sold by DLJMB Partners III, 120,193 shares of Common Stock sold by Offshore III, 30,845 shares of Common Stock sold by Offshore III-1, 21,974 shares of Common Stock sold by Offshore III-2, 14,576 shares of Common Stock sold by Partners III GmbH, 9,915 shares of Common Stock sold by Millennium and 260,439 shares of Common Stock sold by MBP III.

(3) Includes 6,896,598 shares of Common Stock held by DLJMB Partners III, 474,749 shares of Common Stock held by Offshore III, 121,835 shares of Common Stock held by Offshore III-1, 86,794 shares of Common Stock held by Offshore III-2, 57,571 shares of Common Stock held by Partners III GmbH, 39,164 shares of Common Stock held by Millennium, 1,028,699 shares of Common Stock held by MBP III and 8,962 shares of Common Stock held by Credit Suisse Securities (USA) LLC.

(4) On January 11, 2006, DLJMB Partners III, Offshore III-1, Offshore III-2, Offshore III, Partners III GmbH, Millenium, and MBP III (the "DLJ Entities"), and Credit Suisse First Boston LLC (now known as Credit Suisse Securities (USA)
LLC) entered into a voting trust agreement with Wells Fargo Bank, N.A., as trustee, pursuant to which, among other things, the DLJ Entities deposited 7,309,291 shares of common stock (representing 9.9% of the outstanding common stock) into a trust created by the voting trust agreement and gave the trustee the exclusive right to vote the trustee shares. The trustee is the record holder of the trustee shares and the DLJ Entities hold trust certificates representing the trustee shares. While the trustee has the exclusive right to vote the trustee shares, the DLJ Entities maintain and continue to have dispositive power over the trustee shares. All of the shares that were transferred on November 12, 2007 were trustee shares. Following the transfer, the trustee holds 5,105,317 shares of common stock (representing 6.9% of the outstanding common stock after the transfer).